Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES THIRD QUARTER RESULTS

MONDOVI, Wis., October 19, 2015 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 9.9% increase in net income to $8.4 million, or 25 cents per diluted share, for the third quarter ended September 30, 2015, from $7.7 million, or 23 cents per diluted share, for the third quarter of 2014. For the nine-month period ended September 30, 2015, net income increased 29.2% to $27.0 million, or 80 cents per diluted share, from $20.9 million, or 62 cents per diluted share, for the first nine months of 2014. As previously reported, results for this year’s first nine months included a gain of $3.7 million, or 6 cents per diluted share, on the disposition of a facility which occurred as part of the Company’s ongoing program to expand and update the footprint of its facilities throughout the United States.

Operating revenue, net of fuel surcharges, improved 10.0% to $154.0 million for the third quarter of 2015 from $139.9 million for the third quarter of 2014, and improved 8.8% to $438.6 million for the first nine months of 2015 from $403.2 million for the first nine months of 2014. Reflecting substantially lower fuel surcharges in 2015, operating revenue was $171.3 million for the 2015 quarter, compared with $171.6 million for the 2014 quarter, and was $496.2 million for the 2015 nine-month period, compared with $499.4 million for the 2014 nine-month period. Fuel surcharge revenue decreased to $17.4 million for the third quarter of 2015 from $31.6 million for the 2014 quarter, and decreased to $57.6 million for the 2015 nine-month period from $96.2 million for the 2014 nine-month period.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.7% for each of the third quarters of 2015 and 2014. The ratio improved to 89.6% for the 2015 nine-month period from 91.4% for the 2014 nine-month period. Excluding both fuel surcharges and the gain on the facility disposition, the operating ratio improved to 90.4% for the first nine months of 2015.

Chairman and Chief Executive Officer Randolph L. Marten said, “We have continued to grow and develop our business profitably despite a soft freight market. We expanded our truckload and dedicated revenue, net of fuel surcharges, by 12.2%; our brokerage revenue by 21.3%; and our intermodal revenue, net of both fuel surcharges and revenue from our discontinued dry container service, by 23.2% in this year’s third quarter over the 2014 third quarter – all organic growth. We have increased our truckload and dedicated tractor count by 276 tractors, or 11.9%, since December 31, 2014 due to the continued growth of our dedicated operations. We believe that we are well-positioned to continue to profitably capitalize on growth opportunities within each of our transportation service platforms with our competitive position, cost control emphasis, modern fleet of tractors and trailers and strong balance sheet.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

Beginning with the fourth quarter of 2014, Marten Transport moved from two to four financial reporting segments. Marten now reports its operating results in Truckload, Dedicated, Intermodal and Brokerage segments instead of the previously reported Truckload and Logistics segments. The reporting of prior periods has been updated to reflect this change.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(In thousands, except share information)	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$145	$123
Receivables:
Trade, net	70,829	72,263
Other	4,045	17,740
Prepaid expenses and other	15,803	16,860
Deferred income taxes	3,037	3,199
Total current assets	93,859	110,185

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	724,712	645,972
Accumulated depreciation	(192,144)	(180,223)
Net property and equipment	532,568	465,749
Other assets	3,572	3,726

Total assets	$629,999	$579,660

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$687	$745
Accounts payable and accrued liabilities	49,536	29,775
Insurance and claims accruals	14,832	13,998
Total current liabilities	65,055	44,518
Long-term debt	26,280	24,373
Deferred income taxes	122,298	122,843
Total liabilities	213,633	191,734

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 33,623,395 shares at September 30, 2015, and 33,418,829 shares at December 31, 2014, issued and outstanding	336	334
Additional paid-in capital	91,371	87,370
Retained earnings	324,659	300,222
Total stockholders’ equity	416,366	387,926
Total liabilities and stockholders’ equity	$629,999	$579,660

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands, except per share information)	2015	2014	2015	2014

Operating revenue	$171,346	$171,550	$496,221	$499,382

Operating expenses (income):
Salaries, wages and benefits	55,129	46,435	154,901	134,834
Purchased transportation	30,756	32,914	88,343	91,783
Fuel and fuel taxes	26,556	39,398	81,313	119,718
Supplies and maintenance	11,351	10,273	32,735	31,059
Depreciation	19,331	17,253	55,469	50,489
Operating taxes and licenses	2,295	1,837	6,185	5,278
Insurance and claims	7,105	6,205	21,973	18,993
Communications and utilities	1,431	1,507	4,347	4,251
Gain on disposition of revenue equipment	(1,895)	(1,419)	(4,843)	(3,360)
Gain on disposition of facility	-	-	(3,712)	-
Other	4,933	4,105	13,684	11,723

Total operating expenses	156,992	158,508	450,395	464,768

Operating income	14,354	13,042	45,826	34,614

Other	126	(226)	147	(936)

Income before income taxes	14,228	13,268	45,679	35,550

Provision for income taxes	5,818	5,616	18,724	14,685

Net income	$8,410	$7,652	$26,955	$20,865

Basic earnings per common share	$0.25	$0.23	$0.80	$0.63

Diluted earnings per common share	$0.25	$0.23	$0.80	$0.62

Dividends declared per common share	$0.025	$0.025	$0.075	$0.075

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2015	2014	2015 vs. 2014	2015 vs. 2014
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$86,594	$89,515	$(2,921)	(3.3)%
Truckload fuel surcharge revenue	11,777	21,821	(10,044)	(46.0)
Total Truckload revenue	98,371	111,336	(12,965)	(11.6)

Dedicated revenue, net of fuel surcharge revenue	31,477	15,756	15,721	99.8
Dedicated fuel surcharge revenue	2,937	3,995	(1,058)	(26.5)
Total Dedicated revenue	34,414	19,751	14,663	74.2

Intermodal revenue, net of fuel surcharge revenue	17,158	19,229	(2,071)	(10.8)
Intermodal fuel surcharge revenue	2,673	5,793	(3,120)	(53.9)
Total Intermodal revenue	19,831	25,022	(5,191)	(20.7)

Brokerage revenue	18,730	15,441	3,289	21.3

Total operating revenue	$171,346	$171,550	$(204)	(0.1)%

Operating income:
Truckload	$8,204	$10,455	$(2,251)	(21.5)%
Dedicated	3,929	2,046	1,883	92.0
Intermodal	1,152	(151)	1,303	N/A
Brokerage	1,069	692	377	54.5
Total operating income	$14,354	$13,042	$1,312	10.1%

Operating ratio:
Truckload	91.7%	90.6%
Dedicated	88.6	89.6
Intermodal	94.2	100.6
Brokerage	94.3	95.5

Consolidated operating ratio	91.6%	92.4%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Nine Months		Nine Months	Nine Months
	Ended		Ended	Ended
	September 30,		September 30,	September 30,
(Dollars in thousands)	2015	2014	2015 vs. 2014	2015 vs. 2014
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$262,227	$266,633	$(4,406)	(1.7)%
Truckload fuel surcharge revenue	40,296	69,232	(28,936)	(41.8)
Total Truckload revenue	302,523	335,865	(33,342)	(9.9)

Dedicated revenue, net of fuel surcharge revenue	73,941	38,329	35,612	92.9
Dedicated fuel surcharge revenue	8,331	10,062	(1,731)	(17.2)
Total Dedicated revenue	82,272	48,391	33,881	70.0

Intermodal revenue, net of fuel surcharge revenue	50,278	57,989	(7,711)	(13.3)
Intermodal fuel surcharge revenue	8,991	16,929	(7,938)	(46.9)
Total Intermodal revenue	59,269	74,918	(15,649)	(20.9)

Brokerage revenue	52,157	40,208	11,949	29.7

Total operating revenue	$496,221	$499,382	$(3,161)	(0.6)%

Operating income:
Truckload	$27,614	$27,043	$571	2.1%
Dedicated	8,496	4,801	3,695	77.0
Intermodal	3,372	815	2,557	313.7
Brokerage	2,632	1,955	677	34.6
Total operating income before gain on disposition of facility	42,114	34,614	7,500	21.7
Gain on disposition of facility	3,712	-	3,712	N/A
Total operating income	$45,826	$34,614	$11,212	32.4%

Operating ratio:
Truckload	90.9%	91.9%
Dedicated	89.7	90.1
Intermodal	94.3	98.9
Brokerage	95.0	95.1
Consolidated operating ratio before gain on disposition of facility	91.5%	93.1%

Consolidated operating ratio	90.8%	93.1%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Truckload Segment:
Revenue (in thousands)	$98,371	$111,336	$302,523	$335,865
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,492	$3,611	$3,573	$3,591
Average tractors(1)	1,887	1,886	1,882	1,904
Average miles per trip	643	674	675	678
Non-revenue miles percentage(2)	9.3%	9.6%	9.3%	9.6%
Total miles (in thousands)	45,811	49,067	141,170	149,159

Dedicated Segment:
Revenue (in thousands)	$34,414	$19,751	$82,272	$48,391
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,416	$3,267	$3,446	$3,305
Average tractors(1)	701	367	550	297
Average miles per trip	341	327	358	332
Non-revenue miles percentage(2)	1.2%	3.3%	1.6%	2.3%
Total miles (in thousands)	16,533	8,786	39,882	21,310

Intermodal Segment:
Revenue (in thousands)	$19,831	$25,022	$59,269	$74,918
Loads	9,531	11,677	27,765	34,232
Average tractors	86	116	91	112

Brokerage Segment:
Revenue (in thousands)	$18,730	$15,441	$52,157	$40,208
Loads	13,208	9,679	34,832	25,998

At September 30, 2015 and September 30, 2014:
Total tractors(1)	2,685	2,363
Average age of company tractors (in years)	1.5	1.7
Total trailers	4,511	4,236
Average age of company trailers (in years)	2.6	2.5
Ratio of trailers to tractors(1)	1.7	1.8

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
(In thousands)	2015	2014	2015	2014

Net cash provided by operating activities	$29,646	$17,688	$101,422	$58,383
Net cash used for investing activities	60,191	25,670	103,526	95,203

Weighted average shares outstanding:
Basic	33,622	33,403	33,555	33,371
Diluted	33,846	33,692	33,816	33,672

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 64 and 57 tractors as of September 30, 2015, and 2014, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.